UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38019	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1021 Main, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Date of 2017 Annual Meeting

The 2017 annual meeting of stockholders (the “2017 Annual Meeting”) of Energy XXI Gulf Coast, Inc. (the "Company") will be held on May 10, 2017.

Stockholder Proposals and Nominations for 2017 Annual Meeting

A holder of the Company’s common stock (the “Common Stock”) who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2017 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) must deliver the proposal to the Company’s principal executive offices no later than the close of business on March 31, 2017. The Company has determined March 31, 2017 to be a reasonable time before the Company begins to print and mail its proxy materials. Submissions should be addressed to Corporate Secretary, Energy XXI Gulf Coast, Inc., 1021 Main, Suite 2626, Houston, Texas 77002, and should comply with the requirements of Rule 14a-8.

In accordance with the Company’s Third Amended and Restated Bylaws (the “Bylaws”), a holder of Common Stock who desires to present a proposal for consideration at the 2017 Annual Meeting or to nominate an individual for election as a director, but in either case not for inclusion in the Company’s proxy statement, must deliver the proposal to the Secretary of the Company at the Company’s principal executive offices no later than March 31, 2017. The submission should contain the information specified in the Bylaws. Proposals should be addressed to Corporate Secretary, Energy XXI Gulf Coast, Inc., 1021 Main, Suite 2626, Houston, Texas 77002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2017	By:	/s/ Michael S. Reddin
Michael S. Reddin
Chairman of the Board, Chief Executive Officer and President